Exhibit 99.1

MIKOHN GAMING CORPORATION

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived from the historical financial statements of Mikohn Gaming Corporation and Subsidiaries (“Mikohn” or the “Company”) to give effect to the sale of the Company’s interior sign division (the “Sign Division”) to Mikohn Signs and Graphics, LLC, which was deemed by the Company and the buyer to be effective as of May 2, 2005.

The pro forma financial statements give effect to the sale of the Sign Division as if it had occurred for balance sheet purposes as of March 31, 2005 and for statements of operations purposes on January 1, 2004.

Certain pro forma adjustments described in the accompanying notes are based on estimates and various assumptions that the Company believes are reasonable under the circumstances. The pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transaction actually occurred on the dates indicated, nor is it necessarily indicative of the consolidated financial position or results of operations of the Company that may be expected in the future.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements, including the notes thereto, as of and for the year ended December 31, 2004 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and as of and for the three months ended March 31, 2005 contained in its quarterly report on Form 10-Q for the quarter ended March 31, 2005, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

MIKOHN GAMING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(amounts in thousands, except per share amounts)

	Mikohn As Reported	Adjustments (e)		As Adjusted
Revenues
Slot and table games	$40,560	$		$40,560
Product sales	40,763		20,013	20,750
Systems	15,051			15,051

Total revenues	96,374		20,013	76,361

Cost of revenues
Slot and table games	11,999			11,999
Product sales	23,914		12,335	11,579
Systems	6,969			6,969

Total cost of revenues	42,882		12,335	30,547

Gross profit	53,492		7,678	45,814

Selling, general and administrative expense	27,031		5,453	21,578
Slot rent expense	1,204			1,204
Research and development	6,102			6,102
Depreciation and amortization	8,908		526	8,382
Other expense / asset write-downs	564			564

Total costs and expenses	43,809		5,979	37,830

Income from operations	9,683		1,699	7,984
Interest expense	(9,684)		(1,818)	(7,866)
Other income, net	195		58	137

Income (loss) before income tax provision	194		(61)	255
Income tax benefit	65			65

Net Income (loss)	$259		$(61)	$320

Earnings Per Share
Basic				$0.01
Diluted				$0.01

Weighted average shares				21,884
Basic				22,359
Diluted

See accompanying notes to pro forma condensed consolidated financial statements

MIKOHN GAMING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH, 31 2005

(amounts in thousands, except per share amounts)

	Mikohn As Reported	Adjustments (e)		As Adjusted
Revenues
Slot and table games	$9,978	$		$9,978
Product sales	9,173		4,517	4,656
Systems	3,757			3,757

Total revenues	22,908		4,517	18,391

Cost of revenues
Slot and table games	3,440			3,440
Product sales	5,027		2,819	2,208
Systems	1,874			1,874

Total cost of revenues	10,341		2,819	7,522

Gross profit	12,567		1,698	10,869

Selling, general and administrative expense	5,991		1,435	4,556
Research and development	1,767			1,767
Depreciation and amortization	1,548		85	1,463

Total costs and expenses	9,306		1,520	7,786

Income from operations	3,261		178	3,083
Interest expense	(2,304)		(432)	(1,872)

Income (loss) before income tax provision	957		(254)	1,211
Income tax benefit

Net Income (loss)	$957		$(254)	$1,211

Earnings Per Share
Basic				$0.05
Diluted				$0.05

Weighted average shares
Basic				22,567
Diluted				25,491

See accompanying notes to pro forma condensed consolidated financial statements

MIKOHN GAMING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2005

(amounts in thousands)

	Mikohn As Reported	Adjustments		As Adjusted
Cash and cash equivalents	$6,552	$12,156	(c)	$17,508
		(1,200	)(d)
Accounts receivable, net	14,370	(3,281	)(b)	11,089
Contract sales receivable, net	5,178			5,178
Inventories	11,778	(724	)(b)	11,054
Prepaid expenses	4,836	(79	)(b)	4,757
Deferred tax asset	3,313			3,313

Total current assets	46,027	6,872		52,899

Property and equipment, net	9,156	(1,263	)(b)	7,893
Intangible assets, net	54,179			54,179
Goodwill	5,596			5,596
Other assets	4,778			4,778

Total assets	$119,736	$5,609		$125,345

Trade accounts payable	$10,165	$(241	)(b)	$9,924
Customer deposits	3,018	(911	)(b)	2,107
Current portion of long-term debt and notes payable	309			309
Accrued liabilities	9,979	(132	)(b)	9,847
Deferred revenues and license fees	2,676	(3	)(b)	2,673

Total current liabilities	26,147	(1,287)		24,860

Long-term debt and notes payable, net	63,314			63,314
Other long-term liabilities	948			948
Deferred tax liabilities	16,114			16,114

Total liabilities	106,523	(1,287)		105,236

Commitments and contingencies	—

Stockholders’ equity	121,053			121,053
Accumulated deficit	(106,947)	6,896	(a)	(100,051)

Total stockholders’ equity	14,106	6,896		21,002
Less treasury stock	(893)			(893)

Total stockholders’ equity	13,213	6,896		20,109

Total liabilities and stockholders’ equity	$119,736	$5,609		$125,345

See accompanying notes to pro forma condensed consolidated financial statements

Mikohn Gaming Corporation

Notes to Unaudited Pro Forma

Condensed Consolidated Financial Statements

The above unaudited pro forma condensed consolidated financial statements present financial information for the Company giving effect to the disposition of the Sign Division, which was deemed by the Company and the buyer to be effective as of May 2, 2005. The amounts included in the columns labeled “As Reported” were derived from the historical financial results of the Company as reported in the Annual Report filed on Form 10-K as of and for the year ended December 31, 2004 and in the Company’s quarterly report filed on Form 10-Q as of and for the three months ended March 31, 2005. The following are the pro forma adjustments to effect this transaction:

(a)	Following represents the calculation of the gain on the sale of the Sign Division:

(amount in thousands)
Sale proceeds	$12,156
Net book value of assets and liabilities sold	4,060
Transaction costs	1,200

Gain on sale of Sign Division	6,896

(b)	Reflects the sale of the assets and assignment of liabilities of the Sign Division to Mikohn Signs and Graphics, LLC as of March 31, 2005.

(c)	Reflects the receipt of the sale proceeds.

(d)	Reflects the payment of transaction costs.

(e)	Reflects the historical results of operations of the Sign Division. Such historical results of operations include allocations of certain operating expenses, determined on a basis which management considers to be reasonable reflections of the utilization of services provided to the Sign Division.